EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of The Singing Machine Company, Inc. (the “Company”) on Form 10-KT for the nine months ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary Atkinson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to The Singing Machine Company, Inc. and will be retained by The Singing Machine Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ Gary Atkinson
Gary Atkinson Chief Executive Officer (Principal Executive Officer) Date: April 15, 2024